UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

GOPHER PROTOCOL INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-54530	27-0603137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices) (zip code)

424-238-4589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE: This amendment to the Form 8-K Current Reports initially filed on March 21, 2018 and April 5, 2018 is filed to provide the required financial statements pertaining to the acquisition of certain assets pursuant to the ECS Purchase Agreement (as defined below) and the Electronic Purchase Agreement (as defined below).

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.01	Completion or Acquisition or Disposition of Assets
Item 2.03	Creation of Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2018, Gopher Protocol Inc. (the “Company”) entered into and closed an Asset Purchase Agreement dated March 1, 2018 (the “ECS Purchase Agreement”) with ECS Prepaid LLC (“ECS”), a Missouri limited liability company, pursuant to which the Company purchased certain assets from ECS, including, but not limited to, the processing prepaid platform, servers, POS terminals, customer list, a processing software program and goodwill, in consideration of $1,100,000 of which $100,000 was paid on the closing date and the balance is to be paid pursuant to a secured promissory note in the amount of $1,000,000 (the “ECS Note”). In addition, the Company issued 500,000 shares of common stock of the Company (the “ECS Shares”) and warrants to purchase 500,000 shares of common stock (the “ECS Warrants”). The ECS Warrants were assigned by ECS to Dennis Winfrey. The ECS Warrants are exercisable for a period of five years at a fixed exercise price of $1.85 per share and contain standard anti-dilution protection. Under the ESC Note, which is secured by the assets acquired by the Company from ECS, the Company is required to make ten equal payments of $100,000 commencing on April 15, 2018. The Company may prepay the ECS Note at any time without penalty. The ECS Note is a short-term debt obligation that is material to the Company.

On April 2, 2018, the Company entered into and closed an Asset Purchase Agreement (the “Electronic Purchase Agreement”) with Electronic Check Services Inc. (“Electronic Check”), a Missouri corporation, pursuant to which the Company purchased certain assets from Electronic Check, including, but not limited to, assets associated with software that validates written check authenticity, in consideration of $75,000 paid on the closing date. In addition, the Company issued 250,000 shares of common stock of the Company (the “Electronic Shares”) and warrants to purchase 250,000 shares of common stock (the “Electronic Warrants”). The Electronic Warrants were assigned by Electronic Check to Dennis Winfrey, the shareholder of Electronic Check. The Electronic Warrants are exercisable for a period of five years at a fixed exercise price of $2.70 per share and contain standard anti-dilution protection.

The shares of common stock and the warrants were issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation D of the 1933 Securities Act, as amended. No advertising or general solicitation was employed in offering the securities. The offer and sale was made to an accredited investor and transfer of the common stock issued was restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01      Financial Statements and Exhibits

(a) Financial Statements

Audited Combined Financial Statements for ECS Prepaid LLC and Electronic Check Services, Inc. for the years ended December 31, 2017 and December 31, 2016 (See Exhibit 99.1)

(b) Pro-Forma Financial Information

Pro Forma Financial Information (See Exhibit 99.2)

(d) List of Exhibits

Exhibit
No.	Description of Exhibit
4.1	Form of Warrant issued to Dennis Winfrey and JIL Venture dated April 2, 2018 (1)
4.2	Form of Warrant issued to Derron Winfrey, Dennis Winfrey, Mark Garner and JIL Venture dated March 1, 2018 (2)
4.3	Note payable by Gopher Protocol Inc. to ECS, LLC dated March 1, 2018 (2)
10.1	Asset Purchase Agreement between Gopher Protocol Inc. and Electronic Check Services Inc. dated April 2, 2018 (1)
10.2	Consulting Agreement between Gopher Protocol Inc. and J.I.L. Venture LLC dated April 2, 2018 (1)
10.3	Asset Purchase Agreement between Gopher Protocol Inc. and ECS Prepaid LLC dated March 1, 2018 (2)
10.4	Employment Agreement between Gopher Protocol Inc. and Derron Winfrey dated March 1, 2018 (2)
10.5	Employment Agreement between Gopher Protocol Inc. and Mark Garner dated March 1, 2018 (2)
10.6	Consulting Agreement between Gopher Protocol Inc. and J.I.L. Venture LLC dated March 1, 2018 (2)
99.1	Combined Financial Statements for ECS Prepaid, LLC and Electronic Check Services, Inc. as of and for the years ended December 31, 2017 and 2016.
99.2	Proforma Combined Financial Statements for Gopher Protocol Inc., ECS Prepaid, LLC and Electronic Check Services, Inc.

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities Exchange Commission on April 5, 2018.

(2)	Incorporated by reference to the Form 8-K Current Report filed with the Securities Exchange Commission on March 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gopher Protocol Inc.

By:	/s/ Mansour Khatib
Name: Mansour Khatib
Title: Interim CEO

Date: May 30, 2018